EXHIBIT 10.1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

MANAGEMENT INCENTIVE COMPENSATION PLAN

Effective January 1, 2009

TABLE OF CONTENTS

I.	PURPOSE	1

II.	DEFINITIONS	1

III.	ADMINISTRATION	5

IV.	ELIGIBILITY	5

V.	TARGET INCENTIVE AWARDS	6

VI.	PERFORMANCE GOALS	7

VII.	DETERMINATION OF FINAL INCENTIVE AWARDS	8

VIII.	DISTRIBUTION	10

IX.	TERMINATION OF EMPLOYMENT	10

X.	LIMITATIONS	11

XI.	LIMITATION OF ACTIONS	12

XII.	CLAIMS PROCEDURES	13

XIII.	PLAN AMENDMENT, SUSPENSION OR TERMINATION	13

XIV.	OTHER COMPENSATION PLANS	13

XV.	MISCELLANEOUS	14

i

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

MANAGEMENT INCENTIVE COMPENSATION PLAN

I. PURPOSE

          The purposes of this Plan are to foster attainment of the financial and operating objectives of the Company and its Participating Affiliates, which are important to customers and stockholders by providing incentive to certain key officers and executive-level employees who contribute to attainment of these objectives. This Plan is designed to provide for awards to selected salaried employees in executive or other important positions, who, individually or as members of a group, contribute in a substantial degree to the success of the Company and its Participating Affiliates, and who are in a position to have a direct and significant impact on the growth and success of the Company and its Participating Affiliates, thus affording to them a means of participating in that success and an incentive to contribute further to that success. This Plan also serves to supplement the Company’s and Participating Affiliates’ salary and benefit programs so as to provide overall compensation for such executive-level employee that is competitive with corporations with which the Company and its Participating Affiliates must compete for executive talent and to assist the Company and its Participating Affiliates in attracting and retaining executives who are important to their continued success.

II. DEFINITIONS

          The following words and phrases shall have the meanings set forth below:

(a) “Affiliate” shall mean any organization which is a member of a controlled group of corporations (as defined in Code section 414(b), as modified by Code section

415(h)) which includes the Company; or any trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c), as modified by Code section 415(h)) with the Company; or a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company or any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

(b) “Award” shall mean the amount determined by the Committee pursuant to Section VII hereof.

(c) “Award Fund” shall mean the aggregate amount made available in any Plan Year pursuant to Section V hereof from which awards determined under Section VII hereof may be made.

(d) “Cash Balance Plan” shall mean the Cash Balance Pension Plan of Public Service Enterprise Group Incorporated.

(e) “CEO” shall mean the Chief Executive Officer of the Company. If the Board of Directors has not designated a Chief Executive Officer, “CEO” shall mean the President of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended, or as it may be amended from time to time.

          (g) “Committee” shall mean the Organization and Compensation Committee of the Board of Directors of the Company, the membership on which shall be limited to directors of the Company who are not Employees.

(h) “Company” shall mean Public Service Enterprise Group Incorporated, a New Jersey corporation, or any successor thereto.

          (i) “Disability” for the purposes of this Plan, a Participant shall be deemed to have terminated employment on account of “Disability “if such Participant qualifies for a disability pension under the Pension Plan or the Cash Balance Plan.

          (j) “Employee” shall mean any person not included in a unit of employees covered by a collective bargaining agreement who is an employee (such term having its customary meaning) of the Company or a Participating Affiliate, whether full-time or part-time, and whether or not an officer or director, and who is receiving remuneration for personal services rendered to the Company or Participating Affiliate other than (i) solely as a director of the Company or a Participating Affiliate, (ii) as a temporary employee, (iii) as a consultant or (iv) as an independent contractor (regardless of whether a determination is made by the Internal Revenue Service or other governmental agency or court after the individual is engaged to perform such services that the individual is an employee of the Company or Participating Affiliate for the purposes of the Code or otherwise).

(k) “Lay Off” shall mean an involuntary termination of employment, other than for cause.

(l) “Participant” shall mean an Employee who has been designated by the Committee to participate in the Plan pursuant to Sections IV and V hereof.

(m) “Participating Affiliate” shall mean any Affiliate of the Company that adopts this Plan with the approval of the Board of Directors of the Company. As a condition to participating in this Plan, such Affiliate shall authorize the Board of Directors of the Company and the Committee to act for it in all matters arising under or with respect to this Plan and shall comply with such other terms and conditions as may be imposed by the Board of Directors of the Company.

(n) “Pension Plan” shall mean the Pension Plan of Public Service Enterprise Group Incorporated.

(o) “Plan” shall mean this Public Service Enterprise Group Incorporated Management Incentive Compensation Plan, as it may be amended from time to time.

(p) “Plan Year” shall mean the calendar year.

          (q) “Retirement” – the voluntary termination of employment under circumstances entitling the Participant to an immediately payable periodic retirement benefit under the Pension Plan or the Cash Balance Plan. Retirement shall not include termination of service with a right to a deferred pension under the Pension Plan or a deferred retirement benefit or early commencement of a Participant’s cash balance account under the Cash Balance Plan;

          (r) “Subsidiary” shall mean any corporation, limited liability company or other entity, domestic or foreign (other than the Company), 50% or more of the total voting power of which is held by the Company and/or a Subsidiary or Subsidiaries.

(s) “Target Incentive Awards” shall mean the amounts determined by the Committee pursuant to Section V hereof.

III. ADMINISTRATION

          (a) The Committee shall administer the Plan. Subject to the provisions of the Plan, the Committee shall have full and final authority to select Participants, to designate Target Incentive Awards for each Participant and to determine the performance objectives and the amount of all Awards under this Plan. The Committee shall also have, subject to the provisions of the Plan, full and final authority to interpret the Plan, to establish and revise such administrative regulations as it deems necessary for the proper administration of the Plan and to make any other determinations that it believes necessary or advisable for the administration of the Plan. The Committee may delegate such responsibilities, other than final approval of Awards or appeals of alleged adverse determinations under the Plan, to the CEO or to any other officer of the Company or any Participating Affiliate.

          (b) All decisions and determinations by the Committee shall be final and binding upon all parties, including stockholders, Participants, legal representatives and other Employees.

          (c) The Committee may rely conclusively on the determinations made by the Company’s independent public accountants.

IV. ELIGIBILITY

          (a) Those Employees who are key officers or executive-level Employees of the Company, a Subsidiary or an Affiliate who, in the opinion of the Committee, are in a position to have a direct and significant impact on achieving the Company’s long-term objectives are eligible to participate in the Plan.

          (b) The Committee may select such Employees of the Company or Participating Affiliate (individually or by position) for participation in the Plan upon such terms as it deems appropriate, due to the Employee’s responsibilities and his/her opportunity to contribute substantially to the attainment of financial and operating objectives of the Company or Participating Affiliate. A determination of participation for a Plan Year shall be made no later than the beginning of that Plan Year; provided, however, that newly hired Employees may be added and an Employee whose duties and responsibilities change significantly during a Plan Year may be added or deleted as a Participant by the Committee. The Committee may prorate the Incentive Award of any Participant if appropriate to reflect any such change in duties and responsibilities during a Plan Year.

          (c) Any Employee who has been selected as a Participant in the Public Service Enterprise Group Incorporated Key Executive Incentive Compensation Plan for any Plan Year may not participate in this Plan for the same Plan Year.

          (d) Participation in the Plan in one Plan Year shall not guarantee or require participation in another Plan Year.

          (e) The Committee shall have sole discretion as to whether to suspend operation of the Plan for any period of time.

V. TARGET INCENTIVE AWARDS

          (a) For each Plan Year, the Committee shall determine:

(i)	Whether or not the Plan shall be in operation for such Plan Year.

	(ii)	The names or positions of those Employees who will participate in the Plan for such Plan Year.

(iii)

The Target Incentive Award for each Participant, expressed as a percentage of the Participant’s rate of base salary in effect as of the last day of the Plan Year to which such Target Incentive Award relates.

(b)

At any time after the commencement of a Plan Year, but prior to the close thereof, the Committee may, in its discretion, eliminate or add Participants or increase or decrease the Target Incentive Award of any Participant based upon such criteria as it shall deem appropriate.

VI. PERFORMANCE GOALS

          For each Plan Year, within 90 days of the beginning of the Plan Year (or, for Participants joining the Plan during a Plan year, within 90 days of participation), the CEO shall approve performance goals for each Participant which shall be performance measures or objectives, whether quantitative or qualitative, which must be achieved in order to earn an Award under this Plan. The CEO shall approve the specific targets for any such selected performance goals. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or to a defined index. Such performance goals shall include a corporate goal or goals related to the performance of the Company and may include (i) an employer goal or goals related to the performance of a Subsidiary or organizational business unit and (ii) an individual goal or goals related to the individual performance of the Participant in his/her position.

          The CEO shall determine the substance and weighting of each goal of a subsidiary president. The CEO may determine the substance and weighting of each of the goals of other Participants or may delegate the determination of the substance and weighting of these goals to the Subsidiary presidents with their respective business units and direct reports.

          Notwithstanding the foregoing, however, for any Plan Year, the Committee or the CEO may, as deemed to be appropriate, elect to adjust the applicable weightings of the corporate goal(s), the employer goal(s) and the individual goal(s) as part of the criteria for determining Awards for any Participant or group of Participants in this Plan.

VII. DETERMINATION OF FINAL INCENTIVE AWARDS

          A Participant’s Final Incentive Award will be determined as follows:

(a)

Within 60 days of the end of each Plan Year, the CEO shall certify, subject to confirmation by the Committee, the achievement of the corporate goal(s), the several employer goals and the several individual goals for the Plan Year.

(b)	The result of such certifications shall be the Corporate Factor, the Employer Factor and the Individual Performance Factor, respectively.

(c)

The respective portions (employer and individual) of each Participant’s Target Incentive Amount shall then be multiplied by the Employer Factor and the Individual Performance Factor, as appropriate, added together. The result of those calculations shall be then multiplied by the Corporate Factor to determine the Participant’s Incentive Award. For example, assume (i) a Target Incentive Amount of 50.0%, (ii) a Corporate Factor of 0.95, (iii) an employer goal weighting of 70%, (iv) an Employer Factor of 1.20, (v) an individual Goal weighting of 30% and (vi) an Individual Performance Factor of 0.80:

1. Employer Portion =	1.20	x	.70	x	50.0%	=	42.00%

2. Individual Portion =	0.80	x	.30	x	50.0%	=	12.00%

          INCENTIVE AWARD  =  42.00%  +   12.00%  =  54.00%  x  0.95  =  51.30%  x  Salary

(e)

Notwithstanding anything contained in this Plan to the contrary, unless the CEO shall specifically so determine and the Committee affirm, a Participant’s Final Incentive Award shall not exceed 1.5 times such Participant’s Target Incentive Amount for the Plan Year to which it relates.

(f)

Unless otherwise determined by the Committee or the CEO, the Employer Factor to be applied in determining a Participant’s Final Incentive Award shall be that of the Subsidiary/ Business Unit of which the Participant was a member on the last day of (or, for terminated Participants eligible for Awards, on the last day of employment in) the Plan Year to which the Award relates.

(g)

Unless otherwise determined by the CEO, to the extent that the Target Incentive Amount applicable to any Participant is changed during a Plan Year (e.g., downgrade of incumbent position, change in position, promotion to new position), such Participant’s Final Incentive Award shall be prorated on the basis of the Participant’s service in his/her respective positions.

(h)

Also notwithstanding anything contained in this Plan to the contrary, the Committee or CEO may adjust a Participant’s Final Incentive Award based upon any criteria it/he/she may determine to be reasonable.

VIII. DISTRIBUTION

(a)

All distributions of a Participant’s Final Incentive Award shall be made as of a distribution date which shall be no later than the 15th day of the third month following the close of the Plan Year to which such award relates.

(b)	All distributions shall be in one lump sum in money by check.

IX. TERMINATION OF EMPLOYMENT

(a)

If the employment of a Participant is terminated on account of the Participant’s death, Disability, Lay-Off or Retirement, and if the Committee determines that Awards under this Plan may be earned for the Plan Year of termination, such Participant’s Award shall be prorated for that part of the Plan Year in which the Participant was participating prior to such termination and the Company shall pay such prorated Award as soon as practicable after determination of the Final Incentive Award in accordance with Section VII, unless otherwise determined by the Committee; provided, however, that any Participant who has received a benefit under the Key Employee Severance Plan of Public Service Enterprise Group Incorporated shall not be entitled to a prorated payment provided for under this subsection.

(b)

If, prior to the payment of any Award under this Plan, the employment of a Participant is terminated for any reason other than death, Disability, Lay-Off or Retirement, the Participant shall forfeit the right to payment of such Award, unless otherwise determined by the Committee.

(c)

If a Participant becomes a Participant during a Plan Year, any Award under this Plan to the Participant may be appropriately prorated from the time the Participant entered the Plan to the end of the Plan Year, as determined by the CEO.

(d)

In the case of a Participant’s death, any payment under this Plan shall be made to the Participant’s estate. Such payment shall be made as a lump sum as soon as practicable after determination of the Final Incentive Award in accordance with Section VII.

X. LIMITATIONS

          Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in the employ of the Company, its Subsidiaries or its Affiliates.

          The Company may offset against any payments to be made to a Participant or his/her beneficiary under this Plan any amounts owing to the Company, its Subsidiaries or its Affiliates from the Participant for any reason.

          The invalidity or unenforceability of any provision of this Plan shall in no way affect the validity or enforceability of any other provision hereof.

XI. LIMITATION OF ACTIONS

          Every asserted right of action by or on behalf of the Company or by or on behalf of the stockholder against any past, present or future member of the Committee or director, officer or Employee of the Company or any Subsidiary or Affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such member director, officer or Employee, cease and be barred upon the expiration of three years (i) from the date of the alleged act or omission in respect of which such right of action arises or (ii) from the date upon which the Company’s Annual Report to Stockholders setting forth the aggregate amount of the awards to all or any part of which such action may relate is made generally available to stockholders, whichever date is earlier; and every asserted right of action by or on behalf of any Employee, past, present or future, or any beneficiary, spouse, child or legal representative thereof, against the Company or any Subsidiary or Affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action arises.

XII. CLAIMS PROCEDURE

          In the case of any Participant (whether active, retired or terminated) or beneficiary whose claim for an award under this Plan has been denied, the Company shall provide adequate notice in writing of such adverse determination setting forth the specific reasons for such denial in a manner calculated to be understood by the recipient thereof. Such Participant or beneficiary shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim by the Committee.

XIII. PLAN AMENDMENT, SUSPENSION OR TERMINATION

          The Board of Directors may discontinue the Plan at any time and may, from time to time, amend or revise the terms of the Plan as permitted by applicable statutes; provided, however, that no such discontinuance, amendment or revision shall materially adversely affect any right or obligation with respect to any award theretofore made. The Plan will continue in operation until discontinued as herein provided.

XIV. OTHER COMPENSATION PLANS

          The adoption of this Plan shall not affect any other incentive compensation plan, stock option plan or any other compensation plan in effect for the Company or any Affiliate, nor shall the Plan preclude the Company or any Affiliate from establishing any other form of incentive compensation plan, stock option plan or any other compensation plan.

XV. MISCELLANEOUS

          (a) The costs and expenses of administering the Plan shall be borne by the Company and its Affiliates and shall not be charged against any Award or to any Participant receiving an Award.

          (b) To the extent not preempted by Federal law, this Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of New Jersey without reference to its Conflict of Laws principles.

          (c) The captions and section numbers appearing in this Plan are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of the Plan. In this Plan, words in the singular number include the plural and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

          (d) Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered its principal executive offices to the attention of the Compensation Manager of PSEG Services Corporation or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Company (attn: Compensation Manager of PSEG Services Corporation) at such offices; and shall be deemed delivered to a Participant (a) on the date it is personally delivered to him or her, or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

          (e) Except as otherwise provided herein, this Plan shall inure to the benefit of and be binding upon the Company, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the Company’s assets and business or with or into which the Company may be consolidated or merged.

          (f) Failure by the Company or the Committee to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of any such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of any such right or power at any other time or times.

          (g) The Company shall have the right to deduct from any Award payment any sum required to be withheld by federal, state, or local tax law. There is no obligation hereunder that any Participant or other person be advised in advance of the existence of the tax or the amount so required to be withheld.

          (h) This Plan was originally adopted effective as of January 1, 2009.